EXHIBIT 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               326 Peruvian Avenue
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



November 14, 2003



Fabulous Fritas Corporation
Hialeah, FL 33013



Gentlemen:

We are unable to complete the review of the financial statements of Fabulous Fritas Corporation as of September 30, 2003 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, due to unforseen circumstances.



Sincerely,

/s/ Durland & Company, CPAs, P.A.
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Durland & Company, CPAs, P.A.